Exhibit 99.1

BRT APARTMENTS TO RESCHEDULE CONFERENCE CALL AND RELEASE OF EARNINGS REPORT FOR QUARTER AND YEAR-ENDED DECEMBER 31, 2019–

- Provides Preliminary Results -

Great Neck, New York – March 12, 2020 – BRT APARTMENTS CORP. (NYSE:BRT), a real estate investment trust that owns, operates and develops multi-family properties announced today that it will reschedule its conference call reporting final results for the quarter and year ended December 31, 2019.

BRT is evaluating whether certain revisions with respect to the presentation of its consolidated financial statements are required relating to whether joint ventures that have historically been presented on a consolidated basis should instead be presented on an unconsolidated basis. BRT anticipates that any changes necessary to its financial statements resulting from this evaluation will result in no adverse change to net income, funds from operations, adjusted funds from operations or total BRT Apartments stockholders’ equity as historically presented, though the presentation of its consolidated financial statements and the categorization of various items included therein, such as revenues, operating expenses, assets and liabilities, would change.  Furthermore, any change in the form of presentation does not impact the Company’s cash flow, capital resources, liquidity, its ability to pay dividends or its multi-family operations.

BRT anticipates that for the year ended December 31, 2019, it will report net income of at least $856,000, or $0.05 per diluted share, funds from operations1 of $12.0 million or $0.74 per diluted share, adjusted funds from operations of $16.6 million, or $1.03 per diluted share, and total BRT Apartment’s stockholders’ equity of $192.1 million. BRT expects that it will conclude its analyses and file the Annual Report on Form 10-K for the year ended December 31, 2019 within the extended time prescribed by the rules of the Securities and Exchange Commission. Accordingly, the Company will reschedule its conference call scheduled for March 13, 2020 and will announce a new date to host the call and release earnings results.

Non-GAAP Financial Measures:

BRT discloses FFO and AFFO because it believes that such metrics are widely recognized and an appropriate measure of the performance of an equity REIT.

1.	A description and reconciliation of non-GAAP financial measures (e.g., FFO and AFFO) to GAAP financial measures is presented later in this release. This reconciliation is presented in the manner historically presented by BRT which reflects most of its joint ventures as consolidated entities. A revised reconciliation will be provided in the future to the extent any changes are made to the manner in which BRT has historically presented its financial statements.

BRT computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets.

BRT computes AFFO by adjusting FFO for loss on extinguishment of debt, straight-line rent accruals, and restricted stock and restricted stock unit expense and deferred mortgage costs (including its share of its unconsolidated joint ventures) and gain on insurance recovery.  Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of AFFO may vary from one REIT to another.

BRT believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.  FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating BRT’s performance, management is careful to examine GAAP measures such as net income (loss) and cash flows from operating, investing and financing activities. Management also reviews the reconciliation of net income (loss) to FFO and AFFO.

2

Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof.  Forward looking statements, including statements with respect to BRT’s evaluation of its (i) accounting treatment of joint ventures and (ii) multi-family property acquisition and ownership activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual and/or reported results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2018 and in our Quarterly Reports on Form 10-Q filed thereafter.

Additional Information:

BRT is a real estate investment trust that owns, operates and develops multi-family properties. Interested parties are urged to review the Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended September 30, 2018 and the other reports filed with the Securities and Exchange Commission. Such reports are available on the investor relations section of the Company’s website at: http://brtapartments.com/investor_relations for further details. The Form 10-K can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtapartments.com.

Contact:  Investor Relations

BRT APARTMENTS CORP.

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

www.brtapartments.com

3

BRT APARTMENTS CORP. AND SUBSIDIARIES

(Dollars in thousands, except per share data)

	Twelve Months Ended December 31,
	2019	2018

Funds from operations is summarized in the following table:
Net income attributable to common stockholders	$856	$25,495
Add: depreciation of properties	40,469	40,048
Add: our share of depreciation in unconsolidated joint ventures	1,960	1,686
Deduct: gain on sales of real estate and partnership interests	(27,516)	(71,919)
Adjustment for non-controlling interests	(3,760)	21,049
NAREIT Funds from operations attributable to common stockholders	$12,009	$16,359

Adjust for: straight-line rent accruals	(40)	(40)
Add: loss on extinguishment of debt	3,405	800
Add: amortization of restricted stock and RSU expense	1,492	995
Add: amortization of deferred mortgage and debt costs	1,636	1,246
Deduct: gain on insurance recovery	(787)	(6,083)
Adjustment for non-controlling interests	(1,089)	843
Adjusted funds from operations attributable to common stockholders	$16,626	$14,120

Funds from operations per share is summarized in the following table:
GAAP Net income attributable to common stockholders	$0.05	$1.68
Add: depreciation of properties	2.50	2.63
Add: our share of depreciation in unconsolidated joint ventures	0.12	0.11
Deduct: gain on sale of real estate and partnership interests	(1.70)	(4.73)
Adjustments for non-controlling interests	(0.23)	1.38
NAREIT Funds from operations per common share basic and diluted	$0.74	$1.07

Adjustments for straight line rent accruals	—	—
Add: loss on extinguishment of debt	0.21	0.05
Add: amortization of restricted stock and restricted stock units	0.10	0.07
Add: amortization of deferred mortgage and debt costs	0.10	0.08
Deduct: gain on insurance recovery	(0.05)	(0.4)
Adjustments for non-controlling interests	(0.07)	0.06
Adjusted funds from operations per common share basic and diluted	$1.03	$0.93

4